UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01              Other Events.

On March 21, 2019, Liquidia Technologies, Inc., a Delaware corporation (the “Company”), announced that it has priced an underwritten public offering (the “Offering”) pursuant to which the Company issued and sold 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $11.50 per share, for total gross proceeds of $34.5 million, before deducting estimated fees and expenses payable by the Company in connection with the Offering. Pursuant to the terms of the Underwriting Agreement, dated March 20, 2019, entered into by and between the Company and Jefferies LLC (“Jefferies”) and Cowen and Company, LLC (“Cowen”), as representatives of the several underwriters named therein (collectively, the “Underwriters”), the Company granted to the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The initial closing is expected to take place on March 25, 2019, subject to the satisfaction of customary closing conditions. The shares of Common Stock offered by the Company in this transaction were registered under the Company’s registration statement on Form S-1, as amended (File No. 333-230362), which was declared effective by the Securities and Exchange Commission on March 20, 2019.

Jefferies and Cowen are acting as joint book-running managers for the Offering. Needham & Company, LLC and Wedbush Securities Inc. are acting as co-managers for the Offering.

The Company will pay (i) the Underwriters an aggregate fee equal to 6.0% of the gross proceeds of the Offering to the public equal to approximately $2.1 million and (ii) estimated expenses of the Offering equal to approximately $0.7 million. The Company intends to use the net proceeds from this Offering, together with its existing cash and additional funding from the Company’s Amended and Restated Loan and Security Agreement, dated as of October 26, 2018, with Pacific Western Bank, to (i) complete its ongoing Phase 3 clinical trial and other development work for LIQ861, (ii) advance LIQ865 through its Phase 2-enabling toxicology studies and into initial Phase 2 proof of concept clinical trials expected to commence in 2020, (iii) fund operations supporting the development of, and commercial activities for, LIQ861 and LIQ865, and (iv) for working capital and general corporate purposes.  The Company’s management will retain broad discretion over the allocation of the net proceeds.

Copies of the related press releases of the Company, dated March 18, 2019 and March 21, 2019, are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing description of the Offering by the Company and the documents related thereto is qualified in its entirety by reference to such exhibits.

Item 9.01              Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
99.1	Press Release of Liquidia Technologies, Inc., dated March 18, 2019.

99.2	Press Release of Liquidia Technologies, Inc., dated March 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2019	Liquidia Technologies, Inc.

	By:	/s/ Timothy Albury
Name: Timothy Albury
Title: Interim Chief Financial Officer